OMB APPROVAL

OMB Number: 3235-0059
Expires: January 31, 2008
Estimated average burden hours per response ... 14.
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant:	☐
Filed by a Party other than the Registrant	☑
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
Motient Corporation
(Name of Registrant as Specified in Its Charter)
Highland Capital Management, L.P.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SEC 1913(04-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

     On June 22, 2006, Highland Capital Management, L.P. (“Highland”) issued a press release regarding a letter Highland sent to the stockholders of Motient Corporation (the “Company”) on the same date. A copy of the press release, which sets forth the letter in its entirety, is attached hereto as Exhibit 1.
     On June 16, 2006, Highland disseminated certain proxy solicitation materials which consisted of 45 slides which were attached as Exhibit 3 to a Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on such date. Subsequent to such filing, Highland received comments from the Commission with respect to such materials. To address such comments, Highland has revised two of these slides which revised slides are attached hereto as Exhibit 2.
     HIGHLAND STRONGLY ADVISES ALL SECURITY HOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY HIGHLAND AND THE OTHER PARTICIPANTS IN THE SOLICITATION FOR USE AT THE COMPANY’S ANNUAL MEETING SCHEDULED TO BE HELD ON JULY 12, 2006. SUCH DEFINITIVE PROXY STATEMENT IS AVAILABLE FOR FREE AT THE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV, AT HIGHLAND’S PROXY WEBSITE AT HTTP://WWW.ABETTERMOTIENT.COM OR BY CONTACTING HIGHLAND’S SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885, OR BY COLLECT CALL AT (212) 929-5550.

2